Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Amendment No. 1 to Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Amendment No. 1 to Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe such information is inaccurate.

April 15, 2024

COMRIT INVESTMENTS LTD.

/s/ Ziv Sapir
By: Ziv Sapir
Title: Chief Executive Officer

COMRIT INVESTMENTS 1, LIMITED PARTNERSHIP

By: Comrit Investments Ltd., its general partner

/s/ Ziv Sapir
By: Ziv Sapir
Title: Chief Executive Officer

ZIV SAPIR

/s/ Ziv Sapir
By: Ziv Sapir